UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2020 (May 6, 2020)

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06541	13-2646102
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

667 Madison Avenue,
New York, New York 10065-8087
(Address of principal executive offices)
(Registrant’s telephone number, including area code: (212) 521-2000)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events

On May 8, 2020, Loews Corporation (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 3.200% Senior Notes due 2030 (the “Notes”).

The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-223187) filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018, including a related prospectus and prospectus supplement dated February 23, 2018 and May 6, 2020, respectively (the “Registration Statement”).

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement dated May 6, 2020 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”).

The Notes were issued under an Indenture dated as of March 1, 1986, as supplemented by supplemental indentures dated March 30, 1993 and February 18, 1997 (as so supplemented, the “Indenture”), between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank (National Association)).

Interest will be paid on the Notes semi-annually on May 15 and November 15 of each year, commencing November 15, 2020, at a rate of 3.200% per annum until May 15, 2030. The Company may redeem the Notes at any time prior to February 15, 2030 at a make-whole redemption price discounted to the redemption date at the applicable U.S. Treasury rate plus 40 basis points, plus accrued interest to the redemption date. If the Notes are redeemed on or after February 15, 2030, the Company will pay a redemption price equal to 100% of the principal amount, plus accrued interest to the redemption date.

The Underwriting Agreement, the form of Note and the opinion of Davis Polk & Wardwell LLP as to the legality of the Notes are filed as exhibits to this Form 8-K, and are incorporated into this Item 8.01 by reference. The Indenture and supplements thereto were previously filed as exhibits to the Registration Statement and are incorporated into this Item 8.01 by reference.

Item 9.01(d)          Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

Exhibit No.	Description
1.1
Underwriting Agreement dated May 6, 2020, among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of 3.200% Note due 2030.
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020

LOEWS CORPORATION

By:	/s/ Marc A. Alpert
Name:	Marc A. Alpert
Title:	Senior Vice President, General Counsel and Secretary